                                                                       Exhibit B
                              CONVERSION AGREEMENT

            This CONVERSION AGREEMENT, dated as of June 12, 2003, is entered into by and among, Aviall, Inc., a Delaware corporation (the "Company"), Carlyle Partners III, L.P., a Delaware limited partnership ("CPIII"), CP III Coinvestment, L.P., a Delaware limited partnership ("Coinvestment"), Carlyle High Yield Partners, L.P., a Delaware limited partnership ("CHYP"), and Carlyle-Aviall Partners II, L.P., a Delaware limited partnership
("Carlyle-Aviall" and, together, with CPIII, Coinvestment and CHYP, the "Investors").

                                    RECITALS

            WHEREAS, the Investors, collectively, are the holders of all of the issued and outstanding shares of Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share, of the Company (the "Series D Preferred Stock");

            WHEREAS, prior to the execution of this Agreement and as a condition precedent to the execution and delivery of this Agreement by the Investors, pursuant to Section 5(m) of the Certificate of Designations the members of the Board of Directors of the Company have executed a written consent attached as Annex A hereto causing for the reduction of the conversion price used to determine the number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") into which each share of Series D Preferred Stock may be converted to the conversion price set forth herein; and

            WHEREAS, the Investors desire to convert all of the issued and outstanding shares of Series D Preferred Stock into an aggregate 11,100,878 shares of Common Stock and the Company wishes to issue such shares of Common Stock to the Investors upon conversion of such shares of Series D Preferred Stock.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

      (a) Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "Affiliate" means (i) with respect to any Person, any other Person that directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise; and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

      "Agreement" shall mean this Conversion Agreement, together with all exhibits and schedules referenced herein.

      "Applicable Law" means any statute, law, rule, regulation or published policy or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified Person or property is subject.

      "Business Day" means a day other than a Saturday or Sunday or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

      "Bylaws" means the Amended and Restated By-laws of the Company as in effect on the date hereof.

      "Carlyle-Aviall" has the meaning set forth in the Preamble.

      "Certificate of Designations" means the Amended and Restated Certificate of Designations of Series D Senior Convertible Participating Preferred Stock of Aviall, Inc.

      "Certificate of Incorporation" means the Certificate of Incorporation of the Company as amended or restated and as in effect on the date hereof.

      "CHYP" has the meaning set forth in the Preamble.

      "Claim" has the meaning set forth in Section 5(d) hereof.

      "Claim Notice" has the meaning set forth in Section 5(d) hereof.

      "Coinvestment" has the meaning set forth in the Preamble.

      "Commission" means the United States Securities and Exchange Commission.

      "Common Stock" shall have the meaning set forth in the Recitals.

      "Company" has the meaning set forth in the Preamble.

      "Company Indemnified Parties" has the meaning set forth in Section 5(b) hereof.

      "CPIII" has the meaning set forth in the Preamble.

      "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other rights of third parties, and, with respect to any securities, any agreements, understandings or restrictions affecting the voting rights or other incidents of record or beneficial ownership pertaining to such securities.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any governmental or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

      "Indemnified Parties" has the meaning set forth in Section 5(b) hereof.

      "Investor Indemnified Parties" has the meaning set forth in Section 5(a) hereof.

      "Investor Rights Agreement" means that certain Investor Rights Agreement, by and among the Parties hereto, being entered into as of the date hereof pursuant to Section 2(e) of this Agreement.

      "Investors" has the meaning set forth in the Preamble.

      "Investor Transaction Expenses" means the out-of-pocket fees and expenses reasonably incurred by the Investors in connection with the transactions contemplated hereby, including, but not limited to, fees and expenses of legal counsel and tax counsel and other expenses incurred in connection with the preparation of this Agreement.

      "Losses" has the meaning set forth in Section 5(a) hereof.

      "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate or other entity or organization.

      "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company, CPIII and Coinvestment, dated as of December 21, 2001.

      "Rights Plan" means the Aviall, Inc. Preferred Stock Purchase Rights Plan between the Company and The First National Bank of Boston, dated as of December 7, 1993, as amended.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series D Preferred Stock" has the meaning set forth in the Recitals.

      "Standstill Agreement" means the Standstill Agreement dated as of December 21, 2001, by and among the Company, CPIII and Coinvestment.

      "Subsidiary" means, with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any corporate or non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has an ownership interest and 100% of the revenue of which is included in the consolidated financial reports of such Person consistent with generally accepted accounting principles.

            "Third Party Notice" has the meaning set forth in Section 5(d) hereof.

                             SECTION 2. CONVERSION

      As a condition precedent to the Investors agreement to execute and deliver this Agreement and consummate the transactions contemplated hereby, the Company has taken all actions necessary to reduce the Conversion Price (as defined in the Certificate of Designations) to $4.62272877 per share. Each of the following actions are being taken substantially contemporaneously with the execution of this Agreement and will be deemed to have been taken concurrently at the consummation of the transactions contemplated hereby (but subsequent to the reduction of the Conversion Price (as defined in the Certificate of Designations) referred to in the first sentence of this Section 2):

      (a) The Investors are converting all of the issued and outstanding shares of Series D Preferred Stock held by them into 11,100,878 shares of Common Stock (together with the Rights (as defined in the Rights Plan) associated therewith), in the aggregate. The number of shares of Series D Preferred Stock being converted by each Investor are set forth next to such Investor's name on
Schedule 2(a), and each Investor shall receive the number of shares of Common Stock set forth beside such Investor's name on Schedule 2(a) attached hereto (together with the Rights (as defined in the Rights Plan) associated therewith).

      (b) Each Investor is delivering to the Company duly endorsed certificates of all of the outstanding Series D Preferred Stock held by such Investor.

      (c) The Company is issuing to each Investor certificates representing the number of shares of Common Stock set forth beside such Investor's name on
Schedule 2(a) attached hereto.

      (d) The Company is filing a Certificate of Elimination of the Certificate of Designations with the Delaware Secretary of State eliminating the shares of Series D Preferred Stock received from the Investors pursuant to Section 2(b) above.

      (e) Each of the Investors and the Company are executing and delivering to each other an Investor Rights Agreement, in a form acceptable to each of them, setting forth certain terms and conditions with respect to the Investors' ownership of the Common Stock being issued pursuant hereto. The parties hereto agree that each of the shares of Common Stock issued pursuant to this Agreement shall be deemed (i) "Registrable Securities" as defined in, and for the purposes of, the Registration Rights Agreement and (ii) "Company Shares" as defined in, and for the purposes of, the Standstill Agreement.

      (f) The Investors waive the notice requirements of Section 5(m) of the Certificate of Designations.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Investors as follows:

      (a) Organization of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently being conducted.

      (b) Authorization of Issuance. The Common Stock to be issued to the Investors by the Company will be duly authorized and validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar rights and assuming the accuracy of the representations and warranties of the Investors set forth in Section 4(e) hereof, the issuance of the Common Stock to the Investors will be exempt from the registration requirements of the Securities Act and applicable state securities laws.

      (c) Due Authorization. The Company has all required corporate power and authority to execute and deliver this Agreement and the Investor Rights Agreement, perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Investor Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company. This Agreement and the Investor Rights Agreement have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) laws and judicial decisions regarding indemnification for violations of federal securities laws.

      (d) No Conflict. The execution and delivery by the Company of this Agreement and the Investor Rights Agreement and the performance by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or the Bylaws, or the charter, bylaws, or other governing instruments of any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default or event of default under, give rise (with or without the giving of notice or the passage of time or both) to any loss of material benefit, or of any right of termination, cancellation, or acceleration under, or require any consent under, any material bond, debenture, note, mortgage, indenture, lease, agreement, contract or other instrument or obligation to which the Company or any Subsidiary is a party or any of their properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary, or (iv) violate any Applicable Law binding upon the Company or any Subsidiary or any rules, regulations or published policies of the New York Stock Exchange.

      (e) Consents and Approvals. Except for the filing with the Commission of
(i) a Form 8-K disclosing the transactions contemplated by this Agreement and the Investor Rights Agreement and (ii) a supplement to the Company's Proxy Statement for its 2003 Annual Meeting of Stockholders, no consent, approval, order, authorization of, or declaration, filing, or registration with, any Governmental Entity or third party is required to be obtained or made by the Company or any Subsidiary in connection with the execution and delivery by the Company of this Agreement or the Investor Rights Agreement or the consummation of the transactions contemplated hereby or thereby. The filing with the Commission of the documents described in subclauses (i) and (ii) in the immediately preceding sentence are not required to make the transaction contemplated by this Agreement or the Investor Rights Agreement legally effective under law and the Company's Certificate of Incorporation or Bylaws.

      (f) No Broker. The Company has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission from the Company in connection with such transactions.

           SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

      Each Investor hereby represents and warrants to the Company as follows:

      (a) Organization of Investor. Such Investor is a limited partnership duly formed and validly existing and in good standing as a limited partnership under the laws of its jurisdiction of formation and has full partnership power and authority to carry on its business as currently being conducted.

      (b) Due Authorization. Such Investor has full partnership power and authority to execute and deliver this Agreement and the Investor Rights Agreement, perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and the Investor Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of such Investor. This Agreement and the Investor Rights Agreement have been duly executed and delivered by such Investor and constitute a valid and legally binding obligations of such Investor, enforceable against Investor in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) laws and judicial decisions regarding indemnification for violations of federal securities laws.

      (c) No Conflict. The execution and delivery by such Investor of this Agreement and the Investor Rights Agreement and the performance by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the agreement of limited partnership or other governing agreement of such Investor, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any material bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which such Investor is a party or by which such Investor or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of such Investor, or (iv) violate in any material respect any Applicable Law binding upon such Investor.

      (d) Consents and Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Government Entity or third party is required to be obtained or made by Investor in connection with the execution and delivery by Investor of this Agreement or the Investor Rights Agreement or the consummation of the transactions contemplated hereby or thereby other than any filings required under Section 13 of the Exchange Act and Rule 13d-1 under the Exchange Act.

      (e) Investment Purpose.

            (i) Such Investor has been furnished with all information that it has requested for the purpose of evaluating the conversion of the Series D Preferred Stock pursuant hereto, and such Investor has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and prospects.

            (ii) Such Investor is acquiring the shares of Common Stock solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and such Investor has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or anyone else any shares of Common Stock; and such Investor has no present plans or intentions to enter into any such contract, undertaking or arrangement.

            (iii) Such Investor acknowledges and understands that (A) no registration statement relating to the Common Stock has been filed with the Commission under the Securities Act or pursuant to the securities laws of any state; (B) the Common Stock cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder; (C) the certificates representing the respective shares of Common Stock will include a legend thereon that refers to the foregoing; and (D) the Company has no obligation or intention to register the Common Stock under any federal or state securities act or law, except as provided in the Registration Rights Agreement.

            (iv) Such Investor (A) is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (B) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Common Stock and to protect its own interest in connection with an investment in the Common Stock; (C) has such a financial condition that it has no need for liquidity with respect to its investment in the Common Stock to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (D) is able to bear the economic risk of its investment in the Common Stock for an indefinite period of time.

      (f) No Brokers. Investor has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

      (g) Ownership. Such Investor owns all of the outstanding shares of Series D Preferred Stock issued by the Company to such Investor since December 17, 2001. The outstanding shares of Series D Preferred Stock owned by such Investor are owned of record and beneficially by such Investor free and clear of all Encumbrances.

                           SECTION 5. INDEMNIFICATION

      (a) Indemnification by the Company. The Company shall indemnify and hold harmless each of the Investors and their respective Affiliates, directors, officers, advisors, agents and employees (the "Investor Indemnified Parties") from and against any and all demands, losses, damages, penalties, claims, liabilities, obligations, actions, causes of action, and expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) (collectively, "Losses"), arising by reason of or resulting from any material breach of any warranty, representation, covenant or agreement of the Company contained in this Agreement or in any certificate delivered pursuant hereto.

      (b) Indemnification by the Investors. Each Investor shall indemnify and hold harmless the Company and its Affiliates, directors, officers, advisors, agents and employees (the "Company Indemnified Parties" and, together with the Investor Indemnified Parties, the "Indemnified Parties") from and against any and all Losses arising by reason of or resulting from any material breach of any warranty, representation, covenant or agreement of such Investor contained in this Agreement or in any certificate delivered pursuant thereto.

      (c) Losses. The term "Losses" as used in this Section is not limited to matters asserted by third parties, but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims. Payments by an Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not necessarily be a condition precedent to recovery.

      (d) Defense of Claims. If a claim for Losses (a "Claim") is to be made by an Indemnified Party, such Indemnified Party shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section 5. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, notice thereof (a "Third Party Notice") shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After receipt of a Third Party Notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party. The Indemnified Party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; and the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and appoint its own counsel therefor, at its own cost. The parties shall also cooperate with each other in any notifications to insurers. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Third Party Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim and the indemnifying party shall have the right to participate therein at its own cost. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement.

                            SECTION 6. MISCELLANEOUS

      (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      (b) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      (c) Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (d) Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of the Company and the Investors.

      (e) Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

      (f) Section Headings. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      (h) Expenses. The Company shall be responsible for the payment of all expenses reasonably incurred by the Company and the Investors in connection with the transactions contemplated hereby. On the date hereof, the Company shall reimburse the Investors for the Investor Transaction Expenses by wire transfer of immediately available funds to an account designated by the Investors in the amount of the Investor Transaction Expenses.

      (i) Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery, as follows:

                  If to the Company:

                  Aviall, Inc.
                  2750 Regent Blvd
                  DFW Airport, Texas 75261
                  Telephone: (972) 586-1800
                  Facsimile:  (972)  586-1010
                  Attn:  Jeffrey J. Murphy

                  With copies to:

                  Aviall, Inc.
                  2750 Regent Blvd
                  DFW Airport, Texas 75261
                  Telephone: (972) 586-1001
                  Facsimile:  (972)  586-1006
                  Attn:  Paul E. Fulchino

                  and

                  Haynes and Boone, LLP
                  901 Main Street
                  Dallas, Texas 75214
                  Telephone: (214) 651-5000
                  Facsimile:  (214) 200-0676
                  Attn:  Janice V. Sharry


                  If to any Investor:

                  c/o The Carlyle Group
                  1001 Pennsylvania Avenue, N.W.
                  Suite 220 South
                  Washington, D.C. 20004
                  Telephone: (202) 347-2626
                  Facsimile:  (202) 347-1818
                  Attn:    Allan M. Holt
                           Peter J. Clare

                  With a copy to:

                  Latham & Watkins

                  555 Eleventh Street, N.W.
                  Suite 1000
                  Washington, D.C. 20004
                  Telephone: (202) 637-2200
                  Facsimile:  (202) 637-2201
                  Attn:  Daniel T. Lennon

or to such other place and with such other copies as either party may designate as to itself by written notice to the other. All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

                              AVIALL, INC.


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              CARLYLE PARTNERS III, L.P.

                              By:      TC Group III, L.P., its General Partner

                              By:      TC Group III, L.L.C., its General Partner

                              By:      TC Group, L.L.C., its Managing Member

                              By:      TCG Holdings, L.L.C., its Managing Member

                              By:      /s/ Peter J. Clare
                                 -----------------------------------------
                              Name:  Peter J. Clare
                              Title:  Managing Director

                              CP III COINVESTMENT, L.P.

                              By:      TC Group III, L.P., its General Partner

                              By:      TC Group III, L.L.C., its General Partner

                              By:      TC Group, L.L.C., its Managing Member

                              By:      TCG Holdings, L.L.C., its Managing Member

                              By:      /s/ Peter J. Clare
                                 -----------------------------------------
                              Name:  Peter J. Clare
                              Title:  Managing Director

                              CARLYLE HIGH YIELD PARTNERS, L.P.

                              By:      TC Group III, L.P., its General Partner

                              By:      TC Group III, L.L.C., its General Partner

                              By:      TC Group, L.L.C., its Managing Member

                              By:      TCG Holdings, L.L.C., its Managing Member

                              By:      /s/ Peter J. Clare
                                 -----------------------------------------
                              Name:  Peter J. Clare
                              Title:  Managing Director

                              CARLYLE-AVIALL PARTNERS II, L.P.

                              By:      TC Group III, L.P., its General Partner

                              By:      TC Group III, L.L.C., its General Partner

                              By:      TC Group, L.L.C., its Managing Member

                              By:      TCG Holdings, L.L.C., its Managing Member

                              By:      /s/ Peter J. Clare
                                 -----------------------------------------
                              Name:  Peter J. Clare
                              Title:  Managing Director

SCHEDULE 2(A)

                                    Shares of Common Stock
                                    ----------------------
CPIII                               9,499,027

Coinvestment                        801,146

CHYP                                554,504

Carlyle-Aviall                      246,201